UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 11, 2011 (October 6, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive office)
Registrant’s telephone number, including area code (770) 563-7400
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Revolving Credit Loan Modification Agreement
On October 6, 2011, we entered into a revolving credit loan modification agreement (the “Revolving Credit Loan Modification Agreement”), relating to the previously disclosed Fourth Amended and Restated Credit Agreement (as described in, and filed with, our Current Report on Form 8-K dated September 30, 2011 and filed on October 6, 2011). The Revolving Credit Loan Modification Agreement, among other things, (i) extends the maturity date of certain revolving loans under the Fourth Amended and Restated Credit Agreement to August 23, 2013, (ii) increases the interest rate on such extended revolving loans from LIBOR plus 2.75% to LIBOR plus 4.50% and (iii) increases the commitment fee on such extended revolving loans from 50 basis points to 300 basis points.
Certain of the lenders party to the Revolving Credit Loan Modification Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Travelport and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The foregoing description of the Revolving Credit Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Revolving Credit Loan Modification Agreement, dated as of October 6, 2011, relating to the Fourth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on September 30, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: October 11, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated October 11, 2011 (October 6, 2011)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Revolving Credit Loan Modification Agreement, dated as of October 6, 2011, relating to the Fourth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on September 30, 2011.